Exhibit 99.1

NextTrip Group, LLC

Condensed Consolidated Financial Statements

For the three and nine months ended November 30, 2023 and 2022

Expressed in United States Dollars

2

NEXTTRIP GROUP, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

As of November 30, 2023 and February 28, 2023

(Unaudited)

	November 30, 2023	February 28, 2023
ASSETS:
Cash and cash equivalents	$545,749	$282,475
Receivables	25,790	-
Receivables – related party, net	1,942,630	1,933,908
Prepaid expenses and other current assets	27,499	8,613
Total Current Assets	2,541,668	2,224,996
Non-Current assets
Property and equipment, net	7,913	16,536
Intangible assets, net	2,282,492	2,768,360
Security deposit	15,000	15,000
Right of use asset	906,957	1,020,443
Total Non-Current Assets	3,212,362	3,820,339
Total Assets	$5,754,030	$6,045,335

LIABILITIES:
Current Liabilities
Accounts payable	$548,328	$519,136
Accrued expenses	473,577	329,922
Convertible Notes	5,851,254	3,233,503
Deferred revenue	139,511	22,750
Notes payable - related parties	624,000	281,000
Operating Lease Liability – current	260,128	149,339
Total Current Liabilities	7,896,798	4,535,650

Non- Current Liabilities:
Operating Lease Liability – non-current	$753,786	$864,575
Total Non-Current Liabilities	753,786	864,575
Total Liabilities	8,650,584	5,400,225

Commitments and Contingencies	-	-

Members’ Equity:
Preferred units: par value $10, 400,00 authorized, 400,000 issued and outstanding.	4,000,000	4,000,000
Common units: par value $0.0001, 1,000,000 authorized, 915,000 issued and outstanding.	100	100
Additional Paid in Capital	13,295,873	13,295,873
Accumulated deficit	(20,192,527)	(16,650,863)
Total Members’ (Deficit)/Equity	(2,896,554)	645,110
Total Liabilities and Members’ Equity	$5,754,030	$6,045,335

The accompanying notes are an integral part of these condensed consolidated financial statements

3

NEXTTRIP GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2023 AND 2022

(Unaudited)

	For the nine months ended		For the three months ended
	November 30,	November 30,	November 30,	November 30,
	2023	2022	2023	2022

Revenue	$253,014	$418,487	$205,789	$106,099
Cost of revenue	(203,524)	(346,453)	(162,072)	(94,253)
Gross profit	49,490	72,034	43,717	11,846

Operating Expenses
General and administrative	2,224,490	2,678,719	860,162	915,082
Sales and marketing	232,157	612,105	141,618	105,897
Depreciation and amortization	918,197	586,564	323,642	234,414
Total Operating Expenses	3,374,844	3,877,388	1,325,422	1,255,393
Operating loss	(3,325,354)	(3,805,354)	(1,281,705)	(1,243,547)

Other (Income)/Expenses
Other expenses/(income)	-	(18,215)	-	(14,779)
Interest (income) expense, net	216,310	1,676	77,159	1,153
Total other (income) expense	216,310	(16,539)	77,159	(13,626)
Net loss before taxes	(3,541,664)	(3,788,815)	(1,358,864)	(1,229,921)
Provision for income taxes	-	-	-	-
Net loss	$(3,541,664)	$(3,788,815)	$(1,358,864)	$(1,229,921)

Basic and diluted income/(loss) per common units	$(3.87)	$-	$(1.49)	$-
Basic and diluted income/(loss) per member interests	$-	$(3.79)	$-	$(1.23)
Basic and diluted weighted average number of common units	915,000	-	915,000	-
Basic and diluted weighted average number of member interests	-	1,000,000	-	1,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements

4

NEXTTRIP GROUP, LLC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2023 AND 2022

(Unaudited)

For the nine months ended November 30, 2023

	Preferred		Members		Common		Additional Paid in	Accumulated	Total Members’
	Units	Amount	Interest	Amount	Units	Amount	Capital	(Deficit)	Equity/(Deficit)
Balance, February 28, 2023	400,000	$4,000,000	-	$-	915,000	$100	$13,295,873	$(16,650,863)	$645,110
Net Loss	-	-	-	-	-	-	-	(3,541,664)	(3,541,664)
Balance, November 30, 2023	400,000	$4,000,000	-	$-	915,000	$100	$13,295,873	(20,192,527)	(2,896,554)

For the three months ended November 30, 2023

	Preferred		Members		Common		Additional Paid in	Accumulated	Total Members’
	Units	Amount	Interest	Amount	Units	Amount	Capital	(Deficit)	(Deficit)
Balance, August 31, 2023	400,000	$4,000,000	-	$-	915,000	$100	$13,295,873	$(18,833,663)	$(1,537,690)
Net Loss	-	-	-	-	-	-	-	(1,358,864)	(1,358,864)
Balance, November 30, 2023	400,000	$4,000,000	-	$-	915,000	$100	$13,295,873	(20,192,527)	(2,896,554)

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For the nine months ended November 30, 2022

	Preferred		Members		Common		Additional Paid in	Accumulated	Total Members’
	Units	Amount	Interest	Amount	Units	Amount	Capital	(Deficit)	(Deficit)
Balance, February 28, 2022	-	$-	1,000,000	$100	-	$-	$-	$(11,517,722)	$(11,517,722)
Net Loss	-	-	-	-	-	-	-	(3,788,815)	(3,788,815)
Balance, November 30, 2022	-	$-	1,000,000	$100	-	$-	$-	(15,306,537)	(15,306,537)

For the three months ended November 30, 2022

	Preferred		Members		Common		Additional Paid in	Accumulated	Total Members’
	Units	Amount	Interest	Amount	Units	Amount	Capital	(Deficit)	(Deficit)
Balance, August 31, 2022	-	$-	1,000,000	$100	-	$-	$-	$(14,076,616)	$(14,076,616)
Net Loss	-	-	-	-	-	-	-	(1,229,921)	(1,229,921)
Balance, November 30, 2022	-	$-	1,000,000	$100	-	$-	$-	(15,306,537)	(15,306,537)

The accompanying notes are an integral part of these condensed consolidated financial statements

6

NEXTTRIP GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED NOVEMBER 30, 2023 AND 2022

(UNAUDITED)

	November 30, 2023	November 30, 2022
Cash Flows from Operating Activities:
Net Loss	$(3,541,664)	$(3,788,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	918,508	586,564
Changes in operating assets and liabilities:
Receivables	(25,790)	(367,121)
Prepaid expenses and other current assets	(18,886)	(337,986)
Accounts payable and accrued expenses	172,847	1,215,114
Deferred revenue	116,761	260,293
Right of use asset	113,486	79,032
Net cash used in operating activities	(2,264,738)	(2,352,919)

Cash Flows from Investing activities:
Purchase of equipment	(6,612)	15,216
Purchase of intangible assets	(417,405)	(2,283,605)
Net cash used in investing activities	(424,017)	(2,268,389)

Cash Flows from Financing Activities:
Proceeds from convertible notes issued	2,617,751	-
Advances from related party	334,278	4,394,460
Net cash provided by financing activities	2,952,029	4,394,460

Change in cash	263,274	(226,848)
Cash balance, beginning of the period	282,475	231,050
Cash balance, end of the period	$545,749	$4,202

The accompanying notes are an integral part of these condensed consolidated financial statements

7

NEXTTRIP GROUP, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	Business Description and Going Concern

NextTrip Group, LLC (“NextTrip” or the “Company”) was incorporated on January 7, 2021 organized under the laws of the State of Florida. The operating agreement of NextTrip Group, LLC was entered into January 11, 2021 and made effective January 11, 2021. The Company’s head office is located at 1560 Sawgrass Corporate Pkwy, 4th Floor, Sunrise, FL, 33323. The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, NextTrip Holdings Inc. incorporated October 22, 2015, and Extraordinary Vacations USA, Inc. incorporated June 24, 2002.

The Company provides sales originating in the United States, with a primary emphasis on alternative lodging rental (“ALR”) properties, hotel, air, cruise, and all-inclusive travel packages. Our proprietary booking engine, branded as NextTrip 2.0, provides travel distributors access to a sizeable inventory.

On January 25, 2023, NextPlay Technologies Inc. (“NextPlay”) and NextTrip Group, LLC (“NextTrip”) entered into an Amended and Restated Separation Agreement (“Separation Agreement”), on Amended and Restated Operating Agreement (“Operating Agreement”), Exchange Agreement (“Exchange Agreement”), and together (“Agreements”) whereby NextPlay transferred their interest in the travel business to NextTrip. As per the Exchange Agreement, NextPlay exchanged 1,000,000 Membership Units of NextTrip for 400,000 Preferred Units in NextTrip. The Preferred Units have a value of $10.00 per Unit, NextTrip had a payable amount to NextPlay of $17,295,873. This was partial payment that was exchanged for the 400,000 Preferred Units in NextTrip as per the Exchange Agreement. Any intercompany amount owed after the separation date are to be considered a promissory note bearing 5% interest per annum. NextPlay has a balance owing to NextTrip of $1,942,630 as of November 30, 2023. As per ASC 505-10-45-2 the reporting of the paid in capital is considered equity.

The Company has accounted for the business transfer on a retroactive basis. All assets, liabilities and results of operations assumed in this transaction are the basis of these financial statements.

The company owns 50% of Next Innovation LLC (Joint Venture) and this entity is in the process of a first structure plan. No activities nor operations occurred in 2023 and NextTrip Group, LLC does not have control on the company and therefore no minority interest was recorded.

On November 3, 2023, NextTrip Group LLC (NextTrip) a Florida corporation, and Sigma Additive Solutions (SASI), a Nevada corporation signed a letter of intent reflecting the mutual intention of both parties to merge. The consummation of the Proposed Transaction (the “Closing”) will take place at the offices of a location that is mutually acceptable to the Parties on the first business day after the day the last of the conditions set forth in the Definitive Agreements is satisfied or waived, or at such other place and date as is agreed between the Parties (the “Closing Date”). The Parties shall use commercially reasonable efforts to cause the Closing Date to occur on or before November 30, 2023, unless otherwise agreed in writing by the parties.

Going Concern

As of November 30, 2023, the Company had an accumulated deficit of $20,192,527, working capital deficit of $5,355,130, cash used in operating activities of $2,264,738 and has incurred losses since incorporation. The Company will need to raise additional funds through equity or debt financings to support the on-going operations, increase market penetration of our products, expand the marketing and development of our travel and technology driven products, provide capital expenditures for additional equipment and development costs, payment obligations, and systems for managing the business including covering other operating costs until the planned revenue streams are fully implemented and begin to offset our operating costs. Failure to obtain additional capital to finance the Company’s working capital needs on acceptable terms, or at all, would negatively impact the Company’s financial condition and liquidity.

8

Recent Issues Surrounding the COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn.

The duration and severity of the COVID-19 pandemic impeded global economic activity for an extended period of time, even as restrictions have been lifted in many jurisdictions (including the United States) and vaccines are being made available, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which significantly reduced discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

Although we currently cannot predict the full impact of the COVID-19 pandemic on our fiscal 2024 financial results relating to our operations, we anticipate an increase in year-over-year revenue as compared to fiscal year 2023. However, the ultimate extent of the COVID-19 pandemic and its impact on global travel and overall economic activity is constantly changing and impossible to predict currently. However, the Company is seeing the return to normal operations.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The financial statements have been prepared on a condensed consolidated basis with those of the Company’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

These unaudited condensed consolidated financial statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended February 28, 2023 and notes thereto and other pertinent information contained in our annual audited report dated November 14, 2023. The results of operations for the three and nine months ended November 30, 2023, are not necessarily indicative of the results to be expected for the full fiscal year ending February 28, 2024.

Limited Liability of Members

Limitations on Liability of Managers and Members. The liability of the Managers to the Company and the Members shall be limited to the extent, now or hereafter set forth in the Articles, this Operating Agreement and as provided under the Florida Act.

No Personal Liability, except as otherwise provided in the Florida Act or by Applicable Law, no Members, Manager or Officer will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Member, Manager and/or Officer.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include the carrying amounts of intangible assets, depreciation and amortization.

9

Information about key assumptions and estimation uncertainty that has a significant risk of resulting in a material adjustment to the carrying amounts of the Company’s assets and liabilities within the next financial year are referenced in the notes to the financial statements as follows:

●	The assessment of the Company to continue as a going concern;
●	The measurement and useful life of intangible assets and property and equipment
●	Recoverability of long lived assets

Cash

Cash consists of amounts denominated in US dollars. The Company has not experienced any losses on such accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. This includes a letter of credit for $10,000. There were no cash equivalents as of November 30, 2023, or 2022. In addition, the Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

Prepaids

The Company records cash paid in advance for goods and/or services to be received in the future as prepaid expenses. Prepaid expenses are expensed over time according to the terms of the purchase. Other current assets are recognized when it is probable that the future economic benefits will flow to the Company and the asset has a cost or value that can be measured reliably. It is then charged to expense over the expected number of periods during which economic benefits will be realized.

Receivables

Receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing receivable.

The Company considers receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Receivables balances as of November 30, 2023, and February 28, 2023, were $25,790 and $0, respectively. Receivables to a related party were $1,942,630 and $1,933,908, respectively. The November 30, 2023, balance includes a receivable due from NextPlay for $1,942,630. Management has determined that no allowance for credit losses is necessary as of November 30, 2023, or February 28, 2023.

Property and Equipment

Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular repairs and maintenance of property and equipment are recognized in the period in which they are incurred.

10

Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the Company’s property and equipment are as follows:

Category	Method	Estimated useful life
Furniture & Fixtures	Straight line	5 years
Computer & Equipment	Straight line	3 years

Intangible assets

The Company measures separately acquired intangible assets at cost less accumulated amortization and impairment losses. The Company recognizes internally developed intangible assets when it has determined that the completion of such is technically feasible, and the Company has sufficient resources to complete the development. Subsequent expenditures are capitalized when they increase the future economic benefits of the associated asset. All other expenditures are recorded in profit or loss as incurred.

The Company assesses whether the life of intangible asset is finite or indefinite. The Company reviews the amortization method and period of use of its intangible assets at least annually. Changes in the expected useful life or period of consumption of future economic benefits associated with the asset are accounted for prospectively by changing the amortization method or period as a change in accounting estimates in profit or loss. The Company has assessed the useful life of its trademarks as indefinite.

The estimated useful lives for the Company’s finite life intangible assets are as follows:

Category	Method	Estimated useful life
Software	Straight line	3 years
Software licenses	Straight line	0.5 - 4 years

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results.

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business, and

3. Significant negative industry or economic trends.

11

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

Leases

The Company adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve (12) months.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Concentration of Credit Risk

Financial instruments that potentially subject to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. Cash and cash equivalents were $545,749 and $282,475, at November 30, 2023 and February 28, 2023, respectively, 100% of it located in the U.S.

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair Value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires it to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

12

The carrying amounts of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, convertible notes and notes payable are of approximately fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 which involves identifying the contracts with customers, identifying performance obligations in the contracts, determining transactions price, allocating transaction price to the performance obligation, and recognizing revenue when the performance obligation is satisfied.

The Company recognizes revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, as satisfaction of the performance obligation, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

The Company generates revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world.

The Company controls the specified travel product before it is transferred to the customer and is therefore a principal, include but not limited to, the following:

●	The Company is primarily responsible for fulling the promise to provide such travel product.
●	The Company has inventory risk before the specified travel product has been transferred to a customer or after transfer of control to a customer.
●	The Company has discretion in establishing the price for the specified travel product.

Payments for tours or activities received in advance of services being rendered are recorded as deferred revenue and recognized as revenue at the earlier of the date of travel or the last date of cancellation (i.e., the customer’s refund privileges lapse).

From time to time, payments are made to suppliers in advance of customer bookings as required by hotels. These payments are recognized as costs of goods at the earlier of the date of travel or the last date of cancellation.

Loss Per Member Interests/Common Units

Basic loss per member interests/common units is computed by dividing net loss by the weighted average number of member interest/common units outstanding during the period. Diluted loss per member interests/common units is computed considering the dilutive effect of preferred stock and convertible debt using the treasury stock method. However, no diluted loss per member interests/common units can be computed for the period as; 1) the conversion price and units for preferred units is undeterminable due to the unpredictability of future events, and 2) convertible debt is not expected to be converted as the conversion price is substantially higher than the current value of the member interests/common units.

Sales and Marketing

Selling and administration expenses consist primarily of marketing and promotional expenses, expenses related to our participation in industry conferences, and public relations expenses.

Sales and marketing expenses are charged to expenses as incurred and are included in selling and promotions expenses in the accompanying consolidated financial statements. Sales and marketing expenses for the three months ended November 30, 2023, and 2022, was $141,618 and $105,897, respectively. Sales and marketing expenses for the nine months ended November 30, 2023 and 2022 was $232,157 and $612,105 respectively.

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Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

No provision for federal income taxes is necessary in the financial statements of the subsidiaries as they have elected to be treated as a partnership for tax purposes and therefore they are not subject to federal income tax and the tax effect of its activities accrues to the members.

In certain circumstances, partnerships may be held to be associations taxable as corporations. The IRS has issued regulations specifying circumstances under current law when such a finding may be made, and management, based on those regulations that the partnership is not an association taxable as a corporation. A finding that the partnership is an association taxable as a corporation could have a material adverse effect on the financial position and results of operations of the partnership.

Recently adopted accounting pronouncements

In November 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). The FASB issued this ASU to address issues identified as a result of the complexity associated with GAAP for certain financial instruments with characteristics of liabilities and equity. Complexity associated with the accounting is a significant contributing factor to numerous financial statement restatements and results in complexity for users attempting to understand the results of applying the current guidance. In addressing the complexity, the FASB focused on amending the guidance on convertible instruments and the guidance on the derivatives scope exception for contracts in an entity’s own equity. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The FASB concluded that eliminating certain accounting models simplifies the accounting for convertible instruments, reduces complexity for preparers and practitioners, and improves the decision usefulness and relevance of the information provided to financial statement users. In addition to eliminating certain accounting models, the FASB also decided to enhance information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance on the basis of feedback from financial statement users. The FASB decided to amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The FASB observed that the application of the derivatives scope exception guidance results in accounting for some contracts as derivatives while accounting for economically similar contracts as equity. The FASB also decided to improve and amend the related EPS guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The FASB decided to allow entities to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company adopted ASU 2020-06 on April 1, 2022, on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

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In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 requires accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. The recognition of the modification depends on the nature of the transaction in which the equity-classified written call option is modified. If there is more than one element in a transaction (for example, if the modification involves both a debt modification and an equity issuance), then the guidance requires allocating the effect of the option modification to each element. ASU 2021-04 is effective for the Company beginning in the first quarter of 2022. ASU 2021-04 should be applied prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company adopted ASU 2021-04 on April 1, 2022, on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3.	Prepaid and Other Current Assets

Prepaid and other current assets consisted of the following as of November 30, 2023, and February 28, 2023:

	November 30, 2023	February 28, 2023
Prepaid marketing expenses	$100	$100
Prepaid legal expenses	15,218	-
Prepaid other expenses	12,181	8,513
Total	$27,499	$8,613

4.	Leases

On January 25, 2023, as part of the separation agreement with NextPlay Technologies Inc., the Company assumed control of a lease arrangement for office space in Florida.

The following summarizes the right-of-use asset and lease information about the Company’s operating lease as of November 30, 2023:

Period ended November 30	2023
Lease cost
Operating lease cost	$18,697
Amortization of right of use asset	74,848
Total lease cost	93,545

Other information
Cash paid from operating cash flows from operating leases	$0
Right-of-use assets	906,957

Weighted average remaining lease term - operating lease (years)	4.8
Weighted average discount rate - operating lease	9.18%

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Future minimum lease payments under the operating lease liability has the following non-cancellable lease payments at November 30, 2023:

Future minimum lease payments under operating leases
Year ended February 28,
2024	$228,801
2025	233,365
2026	238,056
2027	242,874
2028	247,818
Thereafter	105,397
1,296,311
Less: Imputed interest	(282,397)
Operating lease liability	1,013,914
Operating lease liability - Current	260,128
Operating lease liability - Non-current	$753,786

As of November 30, 2023, the Company is in payment default on their operating lease cost to a total of $209,365 which is included in the current portion of operating lease liability.

5.	Property and Equipment

Property and equipment as of November 30, 2023 and February 28, 2023, consisted of the following:

	November 30, 2023	February 28, 2023
Furniture and Fixtures	$17,018	$17,018
Computer and Equipment	80,161	73,548
Total	97,179	90,566
Accumulated depreciation	(89,266)	(74,030)
Property and Equipment, net of depreciation	$7,913	$16,536

Depreciation for the three months ended November 30, 2023 and 2022 was $4,685 and $8,273 respectively, and depreciation expense for the nine months ended November 30, 2023 and 2022 was $15,235 and $22,898, respectively, and for the year ended February 28, 2023, was $30,386, recorded in operating expenses.

During the period ended November 30, 2023, and the year ended February 28, 2023, the Company acquired property and equipment of $6,612 and $2,928, respectively.

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6.	Intangible Assets

Intangible assets as of November 30, 2023 and year ended February 28, 2023 consisted of the following:

	November 30, 2023	February 28, 2023
Software Development	$6,335,448	$6,218,044
Software Licenses	737,576	477,576
Trademark	6,283	6,283
Total	7,079,307	6,701,903
Accumulated amortization	(4,796,815)	(3,933,543)
Intangible assets, net of amortization	$2,282,492	$2,768,360

Amortization expense for the three months ended November 30, 2023 and 2022 was $318,957 and $226,142 respectively. Amortization expense for the nine months ended November 30, 2023 and 2022 was $863,272 and $563,666 respectively, and for the year ended February 28, 2023, was $776,497, and recorded in operating expenses. Amortization for the next two years on the ending balance as of November 30, 2024, and 2025 will be $1,023,901 and $700,984 respectively.

7.	Accounts Payable and Accrued Liabilities

As of November 30, 2023, the Company had accounts payable of $548,328 and accrued liabilities of $473,577, compared to $519,136 of accounts payable and $329,922 of accrued expenses for the year ended February 28, 2023.

8.	Convertible Notes

On July 27, 2022, the Company issued a $150,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in SASIC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $2,959 and $2,959, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $9,008 and $4,142, respectively, (for the year ended February 28, 2023, $7,101) related to the note. The note has a maturity date of December 31, 2023.

On July 27, 2022, the Company issued a $200,000 convertible note upon the receipt of such proceeds from the counterparty. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in SASI at a conversion price of $3.00 per common share, subject to adjustments and , the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $3,945 and $3,995, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $12,011 and $5,523, respectively, (for the year ended February 28, 2023, $9,468) related to the note. The note has a maturity date of December 31, 2023.

On August 5, 2022, the Company issued a $12,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $237 and $237 respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $721 and $308, respectively, (for the year ended February 28, 2023, $544) related to the note. The note has a maturity date of February 5, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

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On August 6, 2022, the Company issued a $500,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $9,863 and $9,853, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $30,027 and $12,712, respectively, (for the year ended February 28, 2023, $22,575) related to the note. The note has a maturity date of February 6, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On September 14, 2022, the Company issued a $100,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $1,973 and $1,688 respectively. During the nine months ended November 31, 2023, and 2022, the Company recorded accrued interest of $6,005 and $1,688 respectively, (for the year ended February 28, 2023, $3,660) related to the note. The note has a maturity date of February 24, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On October 31, 2022, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party, with an option to increase the note to $500,000 up until November 8, 2022. In accordance with an amended agreement, the note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $4,931 and $1,644, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $15,014 and $1,644 respectively, (for the year ended February 28, 2023, $6,575) related to the note. The note has a maturity date of January 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On November 22, 2022, the Company a $150,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $2,959 and $263, respectively. During the nine months ended November 30 31, 2023, and 2022, the Company recorded accrued interest of $9,008 and $263, respectively, (for the year ended February 28, 2023, $3,222) related to the note. The note has a maturity date of February 28, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

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On December 1, 2022, the Company issued a $75,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $1,480 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $4,504 and $0, respectively, (for the year ended February 28, 2023, $1,463) related to the note. The note has a maturity date of February 28, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On December 1, 2022, the Company issued a $50,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $986 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $3,003 and $0, respectively, (for the year ended February 28, 2023, $975) related to the note. The note has a maturity date of July 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On December 12, 2022, the Company issued a $350,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $6,904 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $21,019 and $0, respectively, (for the year ended February 28, 2023, $5,984) related to the note. The note has a maturity date of April 30, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On December 12, 2022, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $4,931 and $0, respectively. During the six months ended August 31, 2023, and 2022, the Company recorded accrued interest of $15,014 and $0, respectively, (for the year ended February 28, 2023, $4,274) related to the note. The note has a maturity date of February 28, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On January 25, 2023, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $4,931 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $15,014 and $0, respectively, (for the year ended February 28, 2023, $1,863) related to the note. The note has a maturity date of July 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

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On January 31, 2023, the Company issued a $600,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $11,836 and $0, respectively. During the six months ended August 31, 2023, and 2022, the Company recorded accrued interest of $36,033 and $0, respectively, (for the year ended February 28, 2023, $3,682) related to the note. The note has a maturity date of July 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On February 21, 2023, the Company issued a $75,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $1,479 and $1,688 respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $4,509 and $1,688, respectively, (for the year ended February 28, 2023, $115) related to the note. The note has a maturity date of July 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On March 13, 2023, the Company issued a $50,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $986 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $3,003 and $0 respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of May 28, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On April 4, 2023, the Company issued a $200,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months November 30, 2023, and 2022 the Company recorded accrued interest of $3,995 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $12,011 and $0 respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of May 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On April 24, 2023, the Company issued a $100,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $1,962 and $0 respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $6,005 and $0 respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of May 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On May 12, 2023, the Company issued a $50,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $986 and $0 respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $3,003 and $0 respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of May 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

20

On May 12, 2023, the Company issued a $50,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $986 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $3,003 and $0, respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of May 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On May 30, 2023, the Company issued a $25,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $493 and $0 respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $1,501 and $0, respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of August 31, 2023, and the holder has no intention of calling the note, nor is there any penalty or change in the interest rate due to the expiration of the maturity date.

On June 9, 2023, the Company issued a $175,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the three months ended November 30, 2023, and 2022 the Company recorded accrued interest of $3,952 and $0, respectively. During the nine months ended November 30, 2023, and 2022, the Company recorded accrued interest of $10,511 and $0, respectively, (for the year ended February 28, 2023, $0) related to the note. The note has a maturity date of August 31, 2023, and the holder has no intention of calling the note.

On September 19, 2022, the Company entered into a Software as a Service Agreement with a prospective client in which the Company received a $150,000 down payment upon signing of the contract. On December 31, 2022, the Company entered into an amended agreement with the counterparty in which the down payment became a noninterest bearing share issuance obligation in which such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments and the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. As of August 31, 2023, and as of February 28, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On August 10, 2023, the Company issued a $100,050 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

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On August 10, 2023, the Company issued a $100,050 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On August 10, 2023, the Company issued a $200,010 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On August 10, 2023, the Company issued a $30,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On August 14, 2023, the Company issued a $25,500 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On August 14, 2023, the Company issued a $25,500 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On September 21, 2023, the Company issued a $400,200 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On September 27, 2023, the Company issued a $25,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On October 2, 2023, the Company issued a $50,010 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

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On October 31, 2023, the Company issued a $25,050 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On October 26, 2023, the Company issued a $375,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On October 31, 2023, the Company issued a $25,050 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

On November 6, 2023, the Company issued a $375,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 0% per annum and such amount will, if the merger is approved, be converted to shares in Sigma Additive Solutions Inc. (“SASI”) a company trading on the Nasdaq stock exchange (note 15). Upon conversion the note will convert to shares in the SASI at a conversion price of $3.00 per common share, subject to adjustments. As of November 30, 2023, the Company has classified the obligation to issue shares in accordance with the agreement as a current liability.

9.	Preferred Units

As a result of the Exchange Agreement (“Exchange Agreement”) entered on January 25, 2023, NextPlay Technologies Inc. (“NextPlay”) and NextTrip Group, LLC (“NextTrip”), NextPlay exchanged 1,000,000 Membership Interests of NextTrip for 400,000 Preferred Units in NextTrip (see note 1). The preferred units have no voting rights and earn no dividends, and can be converted into common stock, equal to one common unit for each preferred unit, through optional conversion, upon (i) mutual consent of such preferred holder and the company or (ii) if, after 12 months from the initial date of issuance of the preferred units the preferred holder is required to convert any preferred units to be compliant under the US Investment Company Act of 1940 or per automatic conversion (i) the completion of a qualified listing or (ii) the date that is (48) months from the last issuance date of the preferred units, provided, however, that the preferred holders shall have option to require the Company to redeem, any remaining units prior to such automatic conversion. In fiscal year 2022 the Company did not issue any Preferred Units.

10.	Membership Units

For the period ended November 30, 2022, the Company had 1,000,000 Membership Interests authorized and 1,000,000 issued and outstanding respectively with a par value of $.0001 per unit. In January 25, 2023 1,000,000 Membership Interests outstanding were exchanged for Preferred Units (see note 9) and the Member Interests were cancelled accordingly.

11.	Common Units

For the period ended November 30, 2023, and 2022, the Company has 1,000,000 Common Units, par value $.0001 authorized. During the year ended February 28, 2023, the Company issued 915,000 Common Units to William Kerby and Donald Monaco (see note 1). All shares have equal voting rights, are non-assessable, and have one vote per unit. 100 common units were issued and outstanding in the fiscal year 2022.

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12.	Related Party Transactions

(i)	Travel Booking Engine Purchase:

On February 28, 2023, the Company purchased the right, title and interest in Travel and Media Tech, LLC ‘s (“TMT”) “Bookit” or “NextTrip 2.0” booking engine, customer lists, inclusion of all current content associated to hotel and destination product in the booking engine (pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, and destination information.)and source code related thereto from TMT a related entity owned by Don Monaco and William Kerby. This was an asset purchase made by the Company as per the agreement between both parties.

(ii)	The Company’s related parties Messrs. William Kerby and Donald Monaco, have the authority and responsibility for planning, directing, and controlling the activities of the Company.

(iii)	NextPlay and the Company entered into an agreement for NextPlay to transfer all of its Travel Business to the Company. This transaction was accounted for retroactively (see note 1).

(iv)	Amounts due to related parties as of November 30, 2023, was $624,000 and $281,000 as at February 28, 2023. The amount due in 2023 relates directly to William Kerby and Donald Monaco.

(v)	Amounts due from related parties (NextPlay Technologies, Inc) as of November 30, 2023, was $1,942,630 and $1,933,908 as at February 28, 2023.

13.	Deferred Revenue

Deferred revenue as of November 30, 2023, and year ended February 28, 2023, was $139,511 and $22,750, respectively.

Deferred revenue consists of travel deposits received from users in advance of revenue recognition. The deferred revenue balance for the periods ended November 30, 2023, and February 28, 2023, was driven by cash payments from customers in advance of satisfying our performance obligations.

14.	Commitments and Contingencies

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters could, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change considering the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

15.	Subsequent Event

1.	The Company has evaluated subsequent events through December 21, 2023, the date on which these financial statements were available to be issued. The Company did not identify any material subsequent events requiring adjustments to or disclosure in its financial statements, other than those noted below.

2.	The holders of Convertible Notes (see note 8), which have matured as of the issuance of the quarter review have not called the notes, nor have they provided notice on intention of calling the note.

3.	On July 25, 2023, NextTrip Group LLC (NextTrip) a Florida corporation, and Sigma Additive Solutions Inc. (SASI), a Nevada corporation signed a letter of intent reflecting the mutual intention of both parties to merge and further on October 12, 2023, signed a Definitive Agreement executing the transaction. The consummation of the Proposed Transaction (the “Closing”) will take place at the offices of a location that is mutually acceptable to the Parties on the first business day after the day the last of the conditions set forth in the Definitive Agreement is satisfied or waived, or at such other place and date as is agreed between the Parties (the “Closing Date”). The Parties shall use commercially reasonable efforts to cause the Closing Date to occur on or before January 31, 2024, unless otherwise agreed in writing by the parties.

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